LAWSON PRODUCTS, INC.

AMENDED AND RESTATED

BY-LAWS

AMENDED AND RESTATED AS OF DECEMBER 11, 2007

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ARTICLE 1

OFFICES

Section 1.1    Registered Office. The registered office of the Corporation shall be maintained in the City of Dover, State of Delaware, and the registered agent in charge thereof is United States Corporation Company.

Section 1.2      Other Offices. The Corporation may also have an office in the City of Des Plaines, State of Illinois and at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

STOCKHOLDERS MEETINGS

Section 2.1      Place of Meetings. All meetings of the stockholders, whether annual or special, shall be held at the offices of the Corporation in Des Plaines, Illinois, or at such other place as may be fixed from time to time by the Board of Directors.

Section 2.2      Annual Meetings. An annual meeting of the stockholders shall be held in May in each year on such date and at such time as may from time to time be determined by the Board of Directors, at which the stockholders shall elect directors, and transact such other business as may properly be brought before the meeting.

Section 2.3      Notice of Meeting. (a) Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting.

(b)       Notice to stockholders may be given by writing in paper form or solely in the form of electronic transmission as permitted by this Section 2.3. If given by writing in paper form, notice may be delivered personally, may be delivered by mail, or, with the consent of the stockholder entitled to receive notice, may be delivered by facsimile telecommunication or any of the other means of electronic transmission specified in this Section 2.3.

If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation. Any notice to stockholders given by the Corporation shall be effective if delivered or given by a form of electronic transmission to which the stockholder to whom the notice is given has consented. Notice given pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.4      Stockholder Nominations and Proposals. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before an annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive office of the Corporation. To be timely, a stockholder’s notice shall be delivered not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year’s meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not later than the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner as of the date such notice is given, and (C) a representation that such stockholder intends to appear in person or by proxy at the meeting to propose such business; (iii) in the event that such business includes a proposal to amend either the Certificate of Incorporation or the By-Laws of the Corporation, the language of the proposed amendment and (iv) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such a meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with this paragraph, and the Chairman of the Board or other person presiding at an annual meeting of stockholders, may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder’s proposal without such stockholder having made the representation required by clause (iv) of the second preceding sentence. For the purposes of this paragraph “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition to the provisions of this paragraph, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these By-Laws shall be deemed to affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.5      Stockholders List. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared, or caused to be prepared, by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.6      Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Executive Committee, if any, the Chairman of the Board or by the President and shall be called by the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Unless otherwise prescribed by statute or by the Certificate of Incorporation, stockholders of this Corporation shall not be entitled to request a special meeting of stockholders.

Section 2.7      Notice of Special Meetings. Except as otherwise provided by statute, written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If given by writing in paper form, notice may be delivered personally, may be delivered by mail, or, with the consent of the stockholder entitled to receive notice, may be delivered by facsimile telecommunication or any of the other means of electronic transmission specified in this Section 2.7. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation.

Any notice to stockholders given by the Corporation shall be effective if delivered or given by a form of electronic transmission to which the stockholder to whom the notice is given has consented. Notice given pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 2.8      Quorum. The holders of a majority of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting, until a quorum shall again be present or represented by proxy. At the adjourned meeting at which a quorum shall be present or represented by proxy, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9      Voting. When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or by these By-Laws in respect of the vote that shall be required for a specified action, the vote of the holders of a majority of the total voting power of all outstanding shares of capital stock of the Corporation, present in person or represented by proxy, shall be determinative of any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation, except as otherwise provided in the Certificate of Incorporation.

Section 2.10    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may in writing authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period not to exceed ten years.

Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, a stockholder may validly authorize another person or persons to act for him as proxy by: (a) executing a writing to that effect, which execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing the writing or causing his signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature; or (b) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that any telegram, cablegram or other electronic transmission submitted pursuant to clause (b) above is valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.11    Elimination of Right to Act by Consent. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Section 2.12	Voting Procedures and Inspectors of Elections.

(a)       The Corporation, by action of the Secretary, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting of stockholders and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b)       The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

(c)       The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d)       In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with clause (b) of Section 2.10 of these By-Laws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors, at the time they make their certification pursuant to subsection (b)(v) of this Section, shall specify the specific information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors belief that the information is accurate and reliable.

Section 2.13    Remote Communication. For the purposes of these By-Laws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(A)	participate in a meeting of stockholders; and

(B)      be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

ARTICLE 3

DIRECTORS

Section 3.1      General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such acts and things as are not by the General Corporation Law of the State of Delaware nor by the Certificate of Incorporation nor by these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.2      Number of Directors, Classes, Terms and Election; Vacancies. The number of directors shall not be less than five nor more than nine, the exact number of directors to be determined from time to time by resolution adopted by a majority of the whole Board, and such exact number shall be nine until otherwise determined by resolution adopted by a majority of the whole Board. As used in this Article, a whole Board means the total number of directors which at the time are to constitute the Board of Directors, either as designated in this Section or as determined by the Board of Directors in accordance herewith, as the case may be. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of Class I expiring at the annual meeting of stockholders in 1983, of Class II expiring at the annual meeting of stockholders in 1984, and of Class III expiring at the annual meeting of stockholders in 1985. At each annual meeting of stockholders, directors chosen to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election.

If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, a majority of the remaining directors, though less than a quorum, shall choose a successor or successors, or a director to fill the newly created directorship. Directors elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires.

Section 3.3      Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, (a) any director, or the entire Board of Directors may be removed at any time, but only for cause; and (b) the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) outstanding at the time a determination is made shall be required to remove a director from office.

Section 3.4      Place of Meetings. The Board of Directors may hold its meetings outside of the State of Delaware, at the office of the Corporation or at such other places as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

Section 3.5      Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate Members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amendment to the By-Laws of the Corporation; and, unless the resolution, By-Laws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 3.6      Compensation of Directors. Directors, as such, may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.7      Annual Meeting. The annual meeting of the Board of Directors shall be held within ten days after the annual meeting of the stockholders in each year. Notice of such meeting, unless waived, shall be given by mail or telegram to each director elected at such annual meeting, at his address as the same may appear on the records of the Corporation, or in the absence of such address, at his residence or usual place of business, at least three days before the day on which such meeting is to be held. Said meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof.

Section 3.8      Special Meetings. Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Executive Committee (if any), the Chairman of the Board or President or at the request in writing made to either of said Chairman or the President of any three directors. Notice of any such meeting, unless waived, shall be given by mail or telegram to each director at his address as the same appears on the records of the Corporation not less than one day prior to the day on which such meeting is to be held if such notice is by telegram, and not less than three days prior to the day on which the meeting is to be held if such notice is by mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer to whom the request is made or by any one of the directors making the call. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting.

Section 3.9      Action Without Meeting; Participation at Meeting by Telephone. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 3.10    Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.11    Quorum and Manner of Acting. Except as otherwise provided in these By-Laws, a majority of the total number of directors as at the time specified by the By-Laws shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-Laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In case of an equality of votes on any question before the Board of Directors of the Corporation, the Director who holds the office of Chairman of the Executive Committee, if any, Chairman of the Board, or the President (if a director), in that order if present, shall have a second and deciding vote. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than thirty days.

ARTICLE 4

OFFICERS

Section 4.1      Executive Officers. The executive officers of the Corporation shall be a President or Office of the President established in the manner prescribed by Section 4.17 of these By-Laws, one or more Executive Vice Presidents, one or more Senior Vice Presidents, such number of Vice Presidents, if any, as the Board of Directors may determine, a Secretary and a Treasurer. The Board of Directors may designate the Chairman as an Executive Chairman, in which case such person shall be an officer of the Corporation. One person may hold any number of said offices.

Section 4.2      Election, Term of Office and Eligibility. The executive officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting or at a special meeting held in lieu thereof. Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.3, shall hold office until his successor shall have been duly elected or appointed and qualified or until his death, resignation or removal. The Chairman of the Board and the Vice Chairman of the Board shall be and remain members of the Board of Directors. None of the other officers need be members of the Board.

Section 4.3      Subordinate Officers. The Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers, Controller and other officers, and such agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. The Board may, by specific resolution, empower the chief executive officer of the Corporation or the Executive Committee (if such a committee is established in the manner prescribed by Section 3.5 of these By-Laws) to appoint any such subordinate officers or agents.

Section 4.4      Removal. The Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Secretary and/or the Treasurer may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors as at the time specified by the By-Laws. Any subordinate officer appointed pursuant to Section 4.3 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered to appoint such subordinate officers.

Section 4.5      The Chairman of the Board. The Board shall elect a Chairman of the Board from the members of the Board. The Board shall designate the Chairman as either a Non-executive Chairman of the Board, or an Executive Chairman of the Board. Subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation, or by these By-Laws, he shall preside at all meetings of the stockholders and the Board of Directors; and in general, shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors. References in these By-Laws to “Chairman” shall mean the Non-Executive Chairman or Executive Chairman, as designated by the Board.

Section 4.6      The Vice Chairman of the Board. In the absence of the Chairman of the Board, or in the event of his inability or refusal to act, the Vice Chairman of the Board or his designee shall preside at all meetings of the stockholders and the Board of Directors.

Section 4.7      The President. The President shall have authority to see that all resolutions of the Board of Directors and of the Executive Committee are carried into effect, shall perform such duties as are incident to the office of President or as may from time to time be assigned by the Chairman of the Board, the Vice Chairman of the Board or the Board of Directors, and, if the President is a director, in the absence or disability of the Chairman of the Board, shall perform the duties of the Chairman of the Board.

Section 4.8      The Executive Vice Presidents. In the absence of the Chairman of the Executive Committee, the Chairman of the Board and the President, or in the event of their inability or refusal to act, the Executive Vice President (or in the event there be more than one Executive Vice President, Executive Vice Presidents in the order designated, or in the absence of any designation, in the order elected) shall perform the duties of the Chairman of the Executive Committee, the Chairman of the Board and the President. Each Executive Vice President shall perform such other duties as from time to time may be assigned to him by the Chairman of the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board, the President or by the Board of Directors.

Section 4.9      The Vice Presidents. In the event of the absence or disability of the Chairman of the Executive Committee, the Chairman of the Board, the President and/or all Executive Vice Presidents, each senior Vice President, in the order of his seniority, which shall be in the order of his election, and then each Vice President, in the order of his seniority, shall perform the duties of such officers. The Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Chairman of the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board, the President, Executive Vice Presidents or by the Board of Directors of the Corporation.

Section 4.10	The Secretary. The Secretary shall:

(a)       Keep the minutes of the meetings of the stockholders and of the Board of Directors;

(b)       See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

(c)       Be custodian of the records and of the seal of the Corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

(d)       Have charge of the stock record books of the Corporation, unless the same shall be entrusted by the Board of Directors to a registrar or transfer agent, in which case the registrar or transfer agent shall have charge of same;

(e)       In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these By-Laws and as from time to time are assigned to him by the Chairman of the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board, the President or the Board of Directors of the Corporation.

Section 4.11    The Assistant Secretaries. If one or more Assistant Secretaries shall be appointed pursuant to the provisions of Section 4.3respecting subordinate officers, then, at the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 4.12	The Treasurer. The Treasurer shall:

(a)       Receive and be responsible for all funds of and securities owned or held by the Corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the Corporation; deposit or cause to be deposited to the credit of the Corporation all moneys, funds and securities so received in such bank or other depository as the Board of Directors or an officer designated by the Board may from time to time establish; and disburse or supervise the disbursement of the funds of the Corporation as may be properly authorized;

(b)       Render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the chief executive officer of the Corporation may require, financial and other appropriate reports on the condition of the Corporation;

(c)       In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Executive Committee, the Chairman of the Board, the Vice Chairman of the Board, the President or the Board of Directors of the Corporation.

Section 4.13    The Assistant Treasurers. If one or more Assistant Treasurers shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 4.14    Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 4.15    Bonds. If the Board of Directors or the chief executive officer shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors or the chief executive officer, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

Section 4.16    Delegation of Duties. In case of the absence of any officer of the Corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director.

Section 4.17    Office of the President. Notwithstanding anything herein to the contrary, the Board of Directors of the Corporation may at any time, and from time to time, (i) designate, in lieu of a President, an Office of the President or (ii) disband such Office of the President in favor of a President. The Office of the President shall consist of at least two, but not more than three employees of the Corporation, elected by the Board of Directors. Each member of the Office of the President shall perform such duties as may be prescribed by the Chairman of the Board or the Board of Directors and shall have the same duties and powers as a President of the Corporation hereunder; provided, however, that (i) the Board of Directors of the Corporation may, by resolution, designate only certain members of the Office of the President who may exercise certain authority of a President hereunder, and (ii) the approval of at least two members of the Office of the President shall be required for all actions of the Office of the President including, but not limited to, the following:

(a)       Calling for a special meeting of stockholders pursuant to Section 2.6 hereof;

(b)       Calling for a special meeting of the Board of Directors of the Corporation pursuant to Section 3.8 hereof;

(c)       Casting the deciding vote on any question before the Board of Directors of the Corporation pursuant to Section 3.10 if and only if all such members of the Office of the President are also directors of the Corporation. If only one member of the Office of the President is a director, such member shall have authority to cast the deciding vote pursuant to Section 3.10 hereof; and

(d)       Assign duties to any Executive Vice President, any Vice President, the Secretary or the Treasurer.

ARTICLE 5

SHARES OF STOCK

Section 5.1      Regulation. Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares and uncertificated shares of the stock of the Corporation, including the issue of new certificates for lost, stolen or destroyed certificates, or a new statement for uncertificated shares as provided in Section 5.2(b), and including the appointment of transfer agents and registrars.

Section 5.2      Stock Certificates. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under the Delaware General Corporation Law.

(a)       Shares of this Corporation may be represented by certificates. Certificates for shares of the stock of the Corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board, the President or an Executive Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the Corporation or its employee. Each certificate shall exhibit the name of the Corporation, the class (or series of any class) and number of shares represented thereby, the name of the holder, the par value of the shares represented thereby, or that such shares are without par value. The powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock and series of any class and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue, or such certificate shall contain a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

(b)       The Board of Directors may authorize the issuance of some or all of any or all classes or series of the Corporation’s stock, common, preferred or otherwise, without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on share certificates by paragraph (a) of this Section 5.2. Unless the Delaware General Corporation Law expressly provides otherwise, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 5.3      Transfer of Shares. Shares of the capital stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney and, in the case of shares represented by a certificate, upon the surrender or cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate properly endorsed and payment of all taxes therefore, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

Section 5.4      Fixing Date for Determination Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.5      Lost Certificate. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the Corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate, or a new statement as provided for in Section 5.2(b) for uncertificated shares, may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 6

BOOKS AND RECORDS

Section 6.1      Location. The books, accounts and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 6.2      Inspection. The books, accounts and records of the Corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute.

Section 6.3      Corporate Seal. The corporate seal shall contain two concentric circles between which shall be the name of the Corporation and the word Delaware and in the center shall be inscribed the words Corporate Seal.

ARTICLE 7

DIVIDENDS AND RESERVES

Section 7.1      Dividends. Dividends upon the outstanding shares of capital stock of the Corporation (other than liquidating dividends) shall be declared only from the earned surplus or net profits of the Corporation. Subject to the provisions of the Certificate of Incorporation, and to any other lawful commitments of the Corporation, and subject to applicable law, dividends may be declared and made payable at such times and in such amounts as the Board of Directors may from time to time determine. Dividends may be declared at any regular or special meeting of the Board and may be paid in cash or other property or in the form of a stock dividend.

Section 7.2      Reserves. The Board of Directors of the Corporation may set apart, out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may increase, reduce or abolish any such reserve.

ARTICLE 8

MISCELLANEOUS PROVISIONS

Section 8.1      Fiscal Year. The fiscal year of the Corporation shall end an the 31st day of December of each year.

Section 8.2      Depositories. The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the Corporation.

Section 8.3      Checks, Drafts and Notes. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

Section 8.4      Contracts and Other Instruments. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 8.5      Notices. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper or by delivery to a telegraph company, addressed to such director or stockholder at such address as appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or delivered to a telegraph company.

Section 8.6      Waivers of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

Section 8.7      Stock in Other Corporations. Any shares of stock in any other Corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such Corporation by the Chairman of the Executive Committee, if any, the Chairman of the Board, or the President or an Executive Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its Chairman of the Executive Committee, if any, the Chairman of the Board, the President or an Executive Vice President. Shares of stock belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

Section 8.8	Indemnification.

(a)       The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding to the fullest extent authorized by the laws of Delaware as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such change) if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal actions or proceeding had no reasonable cause to believe that the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)       The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) to the fullest extent authorized by the laws of Delaware as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such change) actually and reasonably incurred by the person in defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent the Court of Chancery of Delaware or the court in which such action or suite was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

(c)       To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 8.8, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)       Any indemnification under subsections (a) and (b) of this Section 8.8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 8.8. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, of if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)       Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 8.8. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents shall be so paid upon such terms and conditions as the Corporation deems appropriate.

(f)        The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 8.8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)       The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section 8.8.

(h)       With respect to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such a person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another enterprise, the rights to indemnification and to the advancement of expenses conferred in Section 8.8 shall be contract rights.

(i)        For purposes of this Section 8.8, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(j)        For purposes of this Section 8.8, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 8.8.

(k)       The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.8 shall, unless otherwise provided when authorized or ratified,

continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

(l)        Any amendment, repeal or modification of any provision of this Section 8.8 by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

Section 8.9      Amendment of By-Laws. The stockholders, by the affirmative vote of holders of not less than 75% of the total voting power of all outstanding shares of capital stock of the Corporation may, at any annual or special meeting if notice of such alteration or amendment of the By-Laws is contained in the notice of such meeting, alter, amend, or repeal these By-Laws, and alterations or amendments of By-Laws made by the stockholders shall not be altered or amended by the Board of Directors.

The Board of Directors, by the affirmative vote of a majority of the whole Board, may make, alter, amend, or repeal these By-Laws at any meeting, except as provided in the above paragraph. By-Laws made, altered, amended or repealed by the Board of Directors may be altered or repealed by the stockholders.

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